EXHIBIT 99.1

PRESS RELEASE

DATE:	CONTACT:
November 10, 2014	Courtney Degener 213-271-1600

CADIZ INC. CONDUCTS PUBLIC OFFERING OF COMMON STOCK

    LOS ANGELES, CA – Cadiz Inc. (NASDAQ: CDZI) (“Cadiz” or “the Company”) today announced a registered offering of up to 1,638,869 shares of its common stock at a purchase price of $10.1751 per share (the “Offering”). The Offering includes 1,200,000 shares of common stock being sold pursuant to a Securities Purchase Agreement dated November 7, 2014 to Water Asset Management, LLC (“WAM”), a water industry focused investment fund and an existing shareholder; up to 100,000 shares to be offered to one or more additional investors on the same terms; and up to 338,869 shares to be offered to certain holders of the Company’s convertible debt securities (“Convertible Bondholders”), also on the same terms pursuant to existing lender participation rights provided for these securities (“Lender Participation Rights”).  The proceeds to the Company from the Offering are expected to be approximately $12,140,120, or up to a maximum of $16,605,656 if all of the additional 438,869 shares offered are subscribed.  The Offering is expected to close on November 12, 2014, subject to customary closing conditions, except as to the 338,869 shares offered pursuant to Lender Participation Rights, which the Convertible Bondholders may elect to purchase in whole or in part prior to 5:00 P.M. Eastern Time on November 24, 2014.

    Cadiz expects to use the proceeds from the Offering for general corporate purposes, including working capital, and to initiate the construction phase of the Cadiz Valley Water Conservation, Recovery and Storage Project (“Cadiz Project”).  Last month, the environmental approvals of the Cadiz Project were formally upheld in Orange County Superior Court.  Since that time, in coordination with the Company’s public agency partners and Project participants, the Company has commenced project implementation including negotiation of definitive purchase agreements with project participants.  The capital raised in the Offering announced today will also allow the Company to advance the Cadiz Project’s construction timeline by engaging in key tasks necessary for the delivery of water supplies. These tasks will be conducted while purchase agreements are finalized.

    A shelf registration statement (No. 333-190288) relating to the shares of common stock to be issued in the proposed offering previously was filed with the Securities and Exchange Commission (SEC) and is effective.  A prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.  Electronic copies of the prospectus supplement, when available, may be obtained by contacting the Company’s Corporate Secretary at Cadiz Inc., 550 S. Hope Street, Suite 2850, Los Angeles, California 90071 at (213) 271-1600.  Before you invest, you should read the prospectus supplement and accompanying prospectus and other documents the Company has filed or will file with the SEC for more complete information about Cadiz and the offering.

    This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  Any offer, if at all, will be made only by means of the prospectus, including the prospectus supplement, which forms a part of the effective registration statement.

About Cadiz Inc.

    Founded in 1983, Cadiz Inc. is a land and water asset development company that owns 70 sq. miles of property and water rights in Southern California. Cadiz's properties offer abundant, renewable sources of clean water and an ideal environment for organic farming. The Company operates an organic farm at its primary property in the eastern Mojave Desert growing lemons, grapes and assorted vegetables and is also developing the Cadiz Valley Water Conservation, Recovery & Storage Project, a public-private partnership approved to provide a new annual water supply to drought-stricken Southern California. Cadiz abides by a "Green Compact" focused on sustainable practices to manage its land, water and agricultural resources and implement its projects without harm to the environment.  For more information about Cadiz, visit http://www.cadizinc.com/.

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FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements that are subject to significant risks and uncertainties, including statements related to the future operating and financial performance of the Company and the financing activities of the Company. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results or events to differ materially from those reflected in the Company’s forward-looking statements include the Company’s ability to maximize value for Cadiz land and water resources, the Company’s ability to obtain new financing as needed, the receipt of additional permits for the water project and other factors and considerations detailed in the Company’s filings with the Securities and Exchange Commission.

550 South Hope Street, Suite 2850 - Los Angeles, California - 90071